EXHIBIT 99.1

Technical Communications Corporation Reports Results for the Fiscal Quarter Ended December 25, 2021

CONCORD, Mass., Feb. 04, 2022 (GLOBE NEWSWIRE) -- Technical Communications Corporation (OTCQB: TCCO) today announced its results for the fiscal quarter ended December 25, 2021. For the quarter ended December 25, 2021, the Company reported a net loss of $(613,000), or $(0.33) per share, on revenue of $423,000, compared to a net loss of $(342,000), or $(0.19) per share, on revenue of $167,000 for the quarter ended December 26, 2020.

Carl H. Guild Jr., President and CEO of Technical Communications Corporation, commented, “As TCC has reported previously, the international COVID impact has significantly delayed progress in capturing several new business opportunities we have had in process. Notwithstanding, we are now beginning to see, in certain program areas, a resumption of the communications and field testing necessary to complete the procurement processes. We expect that this recovery trend will continue and positively affect other program opportunities and allow us to begin recovery in the near future.”

About Technical Communications Corporation

For over 50 years, TCC has specialized in superior-grade secure communications systems and customized solutions, supporting our CipherONE® best-in-class criteria, to protect highly sensitive voice, data and video transmitted over a wide range of networks. Government entities, military agencies and corporate enterprises in over 115 countries have selected TCC’s proven security to protect their communications. Learn more: www.tccsecure.com.

Statements made in this press release or as may otherwise be incorporated by reference herein that are not purely historical constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to statements regarding anticipated operating results, future earnings, and the ability to achieve growth and profitability. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, including but not limited to the impact of the COVID-19 pandemic (including on customers) and governmental responses thereto; the effect of domestic and foreign political unrest; domestic and foreign government policies and economic conditions; changes in export laws or regulations; changes in technology; the ability to hire, retain and motivate technical, management and sales personnel; the risks associated with the technical feasibility and market acceptance of new products; changes in telecommunications protocols; the effects of changing costs, exchange rates and interest rates; and the Company’s ability to secure adequate capital resources. Such risks, uncertainties and other factors could cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. For a more detailed discussion of the risks facing the Company, see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 25, 2021 and the “Risk Factors” section included therein.

Technical Communications Corporation

Condensed consolidated statements of operations

	Quarter Ended
	12/25/2021	12/26/2020
	(Unaudited)	(Unaudited)
Net revenue	$423,000	$167,000
Gross profit	67,000	123,000
S, G & A expense	562,000	545,000
Product development costs	101,000	392,000
Operating loss	(596,000)	(814,000)
Other income, net	(16,000)	472,000
Net loss	(613,000)	(342,000)
Net loss per share:
Basic	$(0.33)	$(0.19)
Diluted	$(0.33)	$(0.19)

Condensed consolidated balance sheets

	12/25/2021	9/25/2021

	(Unaudited)	(derived from audited

		Financial statements)
Cash and cash equivalents	$57,000	$298,000
Accounts receivable - trade	127,000	281,000
Inventory	1,127,000	1,157,000
Other current assets	148,000	170,000
Total current assets	1,460,000	1,906,000

Property and equipment, net	3,000	4,000
Right-of-use asset	368,000	407,000

Total assets	$1,831,000	$2,317,000

Current operating lease liability	$160,000	$158,000
Current portion of long-term debt	1,151,000	1,000,000
Accounts payable	182,000	106,000
Customer deposits	4,000	45,000
Accrued expenses and other current liabilities	233,000	265,000
Total current liabilities	1,730,000	1,574,000

Long term operating lease liability	208,000	248,000
Notes payable	149,000	150,000

Total liabilities	2,087,000	1,972,000
Total stockholders’ equity (deficit)	(256,000)	345,000
Total liabilities and stockholders’ equity	$1,831,000	$2,317,000

Michael P. Malone
Chief Financial Officer
(978) 287-5100
www.tccsecure.com